EXHIBIT 99.1

American Acquisition Opportunity Inc. Closes Previously Announced Acquisition of Royalty Management Corporation

RMC is the next-generation royalty company targeting high value assets, cash flow and royalty streams by identifying undervalued assets while constructively supporting communities

The transaction positions RMC to capitalize on organic and inorganic growth opportunities within the electrification and energy transition industry, natural resources and intellectual properties investments

FISHERS, IN / ACCESSWIRE / November 1, 2023 / American Acquisition Opportunity Inc. (Nasdaq:AMAO) (the "Company") announced today that, effective October 31, 2023, it has closed its previously announced acquisition of Royalty Management Co ("RMC"), a royalty company building shareholder value to benefit both our shareholders and communities by acquiring and developing high value assets in a sustainable market environment. Concurrent with the business combination, the Company was renamed "Royalty Management Holding Corporation." The resulting company will continue to be based in Fishers, Indiana and will be led by a diverse board of innovators in mineral, agriculture, natural resources, intellectual property and energy transition sectors. Royalty Management Holding Corporation's application with Nasdaq is still pending and the Class A common stock and warrants are continuing to trade under "AMAO" and "AMAOW" respectively . Effective with the completion of the transaction, all outstanding units were automatically separated.

Mark Jensen, Chief Executive Officer of AMAO states, "Given the current market environment we are proud to announce that we have completed the acquisition of RMC and have done so without a complicated capital structure thereby positioning the company for future growth. When we initially took American Acquisition public we worked on a number of acquisitions that would have required very complicated structures from hedge funds that prefer to profit at the expense of our public investors versus alongside them. With RMC we didn't require external capital, no capital was paid out to the shareholders of RMC and RMC is positioned to be able to grow its business while keeping its need for capital and cost structure at a minimum. "

Leading Royalty Company Focused on Sustainable Outcomes for all Stakeholders

Founded in 2021, RMC is changing the way operators and investors view royalty streams. The world is changing, and the monetization of more diverse revenue streams is needed as well. RMC focuses on current and future cash flow and royalty streams through undervalued resources that fit today's infrastructure market while making investments in assets that fit tomorrow's electrification, mineral resources and infrastructure needs.

RMC's long-term recurring revenue streams are based on three pillars: natural resources & land assets, sustainable assets and intellectual property and digital assets.

Resources & Land: Acquire assets and or rights for the development of critical and rare earth element, metallurgical carbon for steel and specialty alloy metals, traditional resource deposits and land resources that can be proven out and monetized for current and long-term cash flow streams.

Sustainable Assets: Invest in sustainable revenue streams that have the ability to monetize unique aspects of property and land through innovation where others have traditionally focused only on legacy revenue streams. RMC targets water, agriculture, sustainable timber and sustainable building solutions through long term financial structures.

Intellectual Property & Digital Assets: Acquire the rights to intellectual property, patents and the development or sponsor of data centers which capitalize on the digital and data-oriented transition of many industries. These investments are focused on generating long term cash flow streams from new and existing technology.

About Royalty Management Corporation

Royalty Management Corporation is a royalty company focused on generating value for its shareholders and communities by acquiring and developing high value assets and royalty interests in a sustainable market environment. The company has a diversified interest in assets and royalty interests across many verticals including land, IP, overrides and equity interests. To learn more about the company visit https://www.royaltymgmtcorp.com/. .

About American Acquisition Opportunity Inc.

American Acquisition Opportunity Inc. is a special purpose acquisition company formed for the purpose of effecting a merger, stock purchase or similar business combination with one or more businesses.

Forward-Looking Statements

This press release contains statements that constitute "forward-looking statements," including with respect to the initial public offering. No assurance can be given that the offering discussed above will be completed on the terms described, or at all. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those that were set forth in the "Risk Factors" section of the Company's registration statement and proxy statement/prospectus tfiled with the SEC. Copies will be available on the SEC's website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Investor Contact:

RedChip Companies Inc. Robert Foley

1-800-RED-CHIP (733-2447)

Info@redchip.com

Company Contact:

Kirk P. Taylor, CPA

President & Chief Financial Officer

(317) 855-9926

SOURCE: American Acquisition Opportunity Inc.

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